Exhibit 99.1

Contacts
Zhone Investor Relations:	Zhone Public Relations:
Tel: +1 510.777.7013	Tel: +1 760.814.8194
Fax: +1 510.777.7001	E: carla.vallone@portavocepr.com
E: investor-relations@zhone.com

Zhone Technologies Reports Fourth Quarter 2014 Financial Results

Oakland, CA - January 27, 2015 - Zhone Technologies, Inc. (NASDAQ: ZHNE), a global leader in the fiber access market, today reported its financial results for the fourth quarter ended December 31, 2014.

Revenue for the fourth quarter of 2014 was $30.1 million compared to $29.4 million for the third quarter of 2014 and $32.3 million for the fourth quarter of 2013. Net loss for the fourth quarter of 2014, calculated in accordance with generally accepted accounting principles (“GAAP”), was $2.1 million or $0.06 per share compared with net loss of $2.7 million or $0.08 per share for the third quarter of 2014 and net income of $1.4 million or $0.04 per share for the fourth quarter of 2013. Adjusted earnings before stock-based compensation, interest, taxes, and depreciation (“adjusted EBITDA”) was an adjusted EBITDA loss of $1.7 million for the fourth quarter of 2014, compared to an adjusted EBITDA loss of $2.2 million for the third quarter of 2014 and an adjusted EBITDA profit of $1.6 million for the fourth quarter of 2013.

"We entered 2015 with a renewed level of confidence that we will grow revenue in both our service provider and enterprise businesses," stated Jim Norrod, Zhone's chief executive officer. "We are equally confident that our focused business structure and decisive business restructuring will lead to profitability which remains our primary financial objective."

Cash and cash equivalents at December 31, 2014 was $11.5 million compared to $15.7 million at December 31, 2013.

Zhone will conduct a conference call and audio webcast today, January 27, 2015, at approximately 2:00 p.m. PT / 5:00 p.m. ET to review its fourth quarter 2014 results. This call is open to the public by dialing +1 (866) 953-6859 for U.S. callers and +1 (617) 399-3483 for international callers and then entering passcode 80013849. The audio webcast will be simultaneously available on the Investor Relations section of Zhone's website at http://www.zhone.com/investors/.

A replay of the conference call will be available after the original call by dialing +1 (888) 286-8010 for U.S. callers and +1 (617) 801-6888 for international callers and then entering passcode 92794848. An audio webcast replay will also be available online at http://www.zhone.com/investors/ for approximately one week following the original call.

Non-GAAP Financial Measures
To supplement Zhone's consolidated financial statements presented in accordance with GAAP, Zhone uses adjusted EBITDA, a non-GAAP measure Zhone believes is appropriate to enhance an overall understanding of Zhone's past financial performance and prospects for the future. These adjustments to GAAP results are made with the intent of providing greater transparency to supplemental information used by management in its financial and operational decision-making. These non-GAAP results are among the primary indicators that management uses as a basis for making operating decisions because they provide meaningful supplemental information regarding the Company's operational performance, including the Company's ability to provide cash flows to invest in research and development, and to fund capital expenditures. In addition, these non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results and comparisons to competitors' operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation between net income (loss) calculated on a GAAP basis and adjusted EBITDA on a non-GAAP basis is provided in a table immediately following the Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss).
About Zhone Technologies
Zhone Technologies, Inc. (NASDAQ: ZHNE) is a global leader in fiber access transformation for service provider and enterprise networks, serving more than 750 of the world's most innovative network operators. The IP Zhone is the only solution that enables service providers to build the network of the future today, supporting end-to-end Voice, Data, Entertainment, Social Media, Business, Mobile Backhaul and Mobility service. Zhone is committed to building the fastest and highest quality All IP Multi-Service solution for its customers. Zhone is headquartered in California and its products are manufactured in the USA in a facility that is emission, waste-water and CFC free.

Zhone, the Zhone logo, and all Zhone product names are trademarks of Zhone Technologies, Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or products names are all subject to change without notice.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. In addition, forward-looking statements include, among others, statements that refer to financial estimates; projections of revenue, margins, expenses or other financial items. Readers are cautioned that actual results could differ materially from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, commercial acceptance of the Company's products; intense competition in the communications equipment market; the Company's ability to execute on its strategy and operating plans; and economic conditions specific to the communications, networking, internet and related industries. In addition, please refer to the risk factors contained in the Company's SEC filings available at www.sec.gov, including without limitation, the Company's annual report on Form 10-K for the year ended December 31, 2013 and the Company's quarterly report on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014, and September 30, 2014. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason.

ZHONE TECHNOLOGIES, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss)
(In thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Net revenue	$30,115	$29,436	$32,306	$120,582	$122,248
Cost of revenue	20,909	18,681	20,197	78,741	76,116
Stock-based compensation	5	1	—	7	—
Gross profit	9,201	10,754	12,109	41,834	46,132
Operating expenses:
Research and product development (1)	4,419	4,611	3,812	17,340	15,326
Sales and marketing (1)	4,822	4,775	5,620	19,079	20,159
General and administrative (1)	2,052	4,024	1,283	9,409	6,199
Total operating expenses	11,293	13,410	10,715	45,828	41,684
Operating income (loss)	(2,092)	(2,656)	1,394	(3,994)	4,448
Other income (expense), net	(3)	(36)	2	(69)	(92)
Income (loss) before income taxes	(2,095)	(2,692)	1,396	(4,063)	4,356
Income tax provision/(benefit)	2	13	(36)	68	42
Net income (loss)	$(2,097)	$(2,705)	$1,432	$(4,131)	$4,314
Other comprehensive loss	(70)	(16)	(38)	(100)	(151)
Comprehensive income (loss)	$(2,167)	$(2,721)	$1,394	$(4,231)	$4,163
Weighted average shares outstanding
Basic	32,484	32,384	31,896	32,380	31,429
Diluted	32,484	32,384	34,287	32,380	33,021
Earnings per common share
Basic	$(0.06)	$(0.08)	$0.04	$(0.13)	$0.14
Diluted	$(0.06)	$(0.08)	$0.04	$(0.13)	$0.13
(1) Amounts include stock-based compensation costs as follows:
Research and product development	$7	$2	$1	$11	$2
Sales and marketing	15	5	1	29	2
General and administrative	228	356	55	739	420
	$250	$363	$57	$779	$424
GAAP net income (loss)	$(2,097)	$(2,705)	$1,432	$(4,131)	$4,314
Stock-based compensation	255	364	57	786	424
Interest expense	11	36	11	68	85
Income taxes	2	13	(36)	68	42
Depreciation	118	102	101	403	367
Non-GAAP Adjusted EBITDA income (loss)	$(1,711)	$(2,190)	$1,565	$(2,806)	$5,232

ZHONE TECHNOLOGIES, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	December 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$11,528	$15,686
Accounts receivable	29,916	33,328
Inventories	19,985	19,562
Prepaid expenses and other current assets	2,863	2,269
Total current assets	64,292	70,845
Property and equipment, net	1,165	718
Other assets	255	254
Total assets	$65,712	$71,817
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,719	$12,689
Line of credit	10,000	10,000
Accrued and other liabilities	7,669	8,865
Total current liabilities	29,388	31,554
Other long-term liabilities	1,981	2,704
Total liabilities	31,369	34,258
Stockholders’ equity:
Common stock	32	32
Additional paid-in capital	1,075,309	1,074,294
Other comprehensive income	(35)	65
Accumulated deficit	(1,040,963)	(1,036,832)
Total stockholders’ equity	34,343	37,559
Total liabilities and stockholders’ equity	$65,712	$71,817